Exhibit 99.1

UNDER EMBARGO UNTIL

June 5, 2020

sorrento COVIDtrap™(STI-4398) Demonstrates IN PRECLINICAL STUDIES its ability to completely inhibit SArs-cov-2 viral infection in vitro

•	COVIDTRAPTM, a proprietary ACE2-Fc decoy protein, binds strongly to the spike protein of the SARS-CoV-2 virus;
•	COVIDTRAP neutralizes the SARS-CoV-2 virus and prevents infection in African green monkey kidney epithelial cells (VERO/E6 cells) in vitro at low concentration;
•	STI-4398 has received FDA Feedback on the rapid development of the product candidate; and
•	Together with Sorrento’s previously announced potent STI-1499 neutralizing antibody preclinical product candidate, STI-4398 COVIDTRAP may provide a potent antidote against COVID-19.

SAN DIEGO, June 5, 2020 -- Sorrento Therapeutics, Inc. (Nasdaq: SRNE, "Sorrento") announced it has completed a preclinical batch of the STI-4398 (COVIDTRAP) protein and is reporting the positive results from preclinical testing of its ability to neutralize and inhibit SARS-CoV-2 virus from infecting ACE2-expressing cells, VERO/E6.

Since the beginning of the year, Sorrento has embarked on a multipronged strategy to search for and develop potent antidotes to the SARS-CoV-2 virus of COVID-19. Sorrento previously announced on May 15, 2020 that it had identified a neutralizing antibody, STI-1499, that demonstrated 100% inhibition of SARS-CoV-2 virus infection in an in vitro infection experiment at a low concentration. Sorrento believes STI-1499 could be a potent antidote for COVID-19 pending successful demonstration of its safety and efficacy in pre-clinical and clinical studies.

Consistent with the ambition outlined above in searching for and developing potential COVID-19 antidotes, Sorrento previously announced on March 20, 2020 that it had designed and produced its STI-4398 product candidate, a proprietary ACE2 (angiotensin-converting enzyme 2)-Fc fusion protein (COVIDTRAP), as a binding protein to the spike protein of the SARS-Cov-2 virus. The goal of STI-4398 is to produce a soluble SARS-CoV-2 virus-binding decoy receptor protein that binds to the spike protein and blocks the interaction of the spike protein of the SARS-CoV-2 virus with the ACE2 receptors present on the target respiratory epithelial cells. Sorrento is now reporting that in an in vitro assay, STI-4398 completely inhibited the ability of SARS-CoV-2 virus to infect VERO/E6 cells at a low concentration.

Sorrento has discussed with the Food and Drug Administration the development of this drug candidate and has received guidance on the path forward to a clinical trial for STI-4398, COVIDTRAP, for both the potential treatment of infected patients and as a potential prophylactic treatment to COVID-19.

“STI-4398 COVIDTRAP protein and STI-1499 neutralizing antibody have shown efficacy in an in vitro cellular infection model for SARS-CoV-2 established in our laboratory and these results justify now the progression into animal studies. We are planning to submit all preclinical data for scientific publication in the next two to three months.” stated Dr. Slobodan Paessler, DVM, PhD, Professor in the Department of Pathology, John S. Dunn Distinguished Chair in Biodefense and Scientific Director of the Animal Biosafety Laboratory 3 at the Galveston National Laboratory at the University of Texas Medical Branch, whose lab conducted the in vitro viral infection tests for both STI-1499 and STI-4398.

“Our researchers and manufacturing scientists have worked tirelessly to bring COVIDTRAP through preclinical profiling to the brink of clinical trials. We look forward to evaluating the safety and efficacy of STI-4398 in clinical trials and, assuming receipt of all requisite approvals, ultimately manufacturing this potentially life-saving compound as a potent anti-COVID-19 antidote available in the armamentarium of physicians fighting the COVID-19 pandemic,” stated Dr. Henry Ji, Chairman and CEO of Sorrento Therapeutics.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to treat cancers. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”, “DAR-T”), antibody-drug conjugates (“ADC”), and clinical stage oncolytic virus (“Seprehvir®”). Sorrento is also developing potential antiviral therapies and vaccines against coronaviruses, including COVIDTRAP™, ACE-MAB™, COVI-MAB™, COVI-GUARD™, COVI-SHIELD™ and COVI-KILLER™.

Sorrento's commitment to Saving-LifeTM and Improving-LifeTM medicine and therapy for patients is also demonstrated by our effort to advance a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, resiniferatoxin (“RTX”), and ZTlido® (lidocaine topical system) 1.8% for the treatment of post-herpetic neuralgia. Resiniferatoxin is completing a phase IB trial for intractable pain associated with cancer and a phase 1B trial in osteoarthritis patients. ZTlido® was approved by the FDA on February 28, 2018.

For more information visit www.sorrentotherapeutics.com

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Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the potency and potential blocking capabilities of STI-4398 and STI-1499 and the impact of each on SARS-CoV-2; the potential administration and applications of STI-4398 and STI-1499; the therapeutic potential for STI-4398 COVIDTRAP and STI-1499 for late-stage COVID-19 disease; STI-4398 COVIDTRAP’s and STI-1499’s ability to treat and prevent coronaviruses and Sorrento’s potential position in the anti-viral immunity industry. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries', affiliates’ and partners’ technologies and prospects and collaborations with partners, including, but not limited to risks related to conducting pre-clinical studies and clinical trials and seeking IND regulatory approval for STI-4398 COVIDTRAP and STI-1499; that prior test results may not be replicated in future studies and trials; conducting and receiving results of clinical trials for STI-4398 COVIDTRAP and STI-1499; the clinical and commercial success of the treatment of the SARS-CoV-2 virus infections using STI-4398 COVIDTRAP and STI-1499; the viability and success of using STI-4398 COVIDTRAP and STI-1499 for treatments in anti-viral therapeutic areas, including coronaviruses; clinical development risks, including risks in the progress, timing, cost, and results of clinical trials and product development programs; risk of difficulties or delays in obtaining regulatory approvals; risks that clinical study results may not meet any or all endpoints of a clinical study and that any data generated from such studies may not support a regulatory submission or approval; risks of manufacturing and supplying drug product; risks related to leveraging the expertise of its employees, subsidiaries, affiliates and partners to assist the company in the execution of its STI-4398 COVIDTRAP and STI-1499 strategies; and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media Contact

Contact: Dani Frank

Email: sorrento@factoryPR.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

G-MAB™, COVI-GUARD™, COVI-SHIELD™, COVIDTRAP™, ACE-MAB™, COVI-KILLER™ and COVI-CELL™, Saving-LifeTM and Improving-LifeTM are trademarks of Sorrento Therapeutics, Inc.

ZTlido® is a trademark owned by Scilex Pharmaceuticals Inc.

Seprehvir® is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2020 Sorrento Therapeutics, Inc. All Rights Reserved.

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